UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2006

Cyberonics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19806	76-0236465
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Cyberonics Blvd., Houston, Texas		77058
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	2812287200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, on November 6, 2006, Cyberonics, Inc. (the "Company") received a letter from the Listings Qualification Panel (the "NASDAQ Panel") of a determination by the staff of the Nasdaq Global Market, Inc. ("NASDAQ"). The letter informed the Company that the NASDAQ Panel granted the Company’s request for continued listing on The NASDAQ Global Market subject to two conditions: (1) on or before November 17, 2006, the Company must submit certain additional information to NASDAQ; and (2) on or before December 31, 2006, the Company must file with the Securities and Exchange Commission (the "SEC") its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 and its Quarterly Report on Form 10-Q for the quarter ended July 28, 2006, and any required restatements of its prior financial statements. On November 17, 2006, the Company submitted the requested information to NASDAQ. Should the Company be unable to satisfy any of the conditions of the NASDAQ Panel, there can be no assurance that NASDAQ will grant an additional extension of time to satisfy such conditions or that the Company's common stock will remain listed on The NASDAQ Global Market.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) The Audit Committee of the Company’s Board of Directors (the "Board"), with the assistance of the Audit Committee’s outside counsel and forensic accountants, has completed its review of the Company’s stock option grants, practices and procedures. The Audit Committee has concluded that incorrect measurement dates were used for certain stock option grants made principally during the period from 1999 through 2003. Based on the Audit Committee’s investigation, subsequent internal analysis and discussions with the Company’s independent registered public accountants, on November 18, 2006, the Board concluded that the Company will need to restate certain of its historical consolidated financial statements to record non-cash charges for compensation expense relating to past stock option grants. The Company’s management and its independent registered public accountants have not yet completed their review of the findings of the investigation. While the Company has not yet determined the exact amount of such noncash charges, the resulting tax and financial accounting impacts, the impact on internal control over financial reporting, or which specific periods may require restatement, the effects on previously reported financial statements will be material for certain periods. The Company currently believes the aggregate noncash compensation charges in such restatements will be approximately $10 million. However, the precise amount and the amounts by period of such noncash charges are still being determined by the Company with assistance from its independent registered public accountants. The Audit Committee and the Board will continue to be actively involved in reviewing information and determining the appropriate actions to be taken by the Company with respect to this matter.

Accordingly, on November 18, 2006, the Board concluded that consolidated financial statements and all earnings and press releases and similar communications issued by the Company relating to periods beginning on or after June 30 1999, should no longer be relied upon, including the Company’s consolidated financial statements for fiscal years ended June 30, 2000, April 27, 2001, April 26, 2002, April 25, 2003, April 30, 2004 and April 29, 2005, the interim periods contained therein, and the fiscal quarters ended July 29, 2005, October 28, 2005 and January 27, 2006.

The Company intends to file with the SEC any consolidated financial statements required to be restated and its Annual Report on Form 10-K for the fiscal year ended April 28, 2006 and its Quarterly Report on Form 10−Q for the quarters ended July 28, 2006 and September 29, 2006 as soon as practicable.

The Company has discussed this matter with KPMG LLP, the Company’s independent registered public accounting firm.

The Company has initiated steps to strengthen the Company’s policies and procedures relating to stock option plan administration and accounting for and disclosure of stock option grants.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Mr. Robert P. Cummins as Chairman of the Board, Chief Executive Officer and President and as a Director

On November 17, 2006, Mr. Robert P. Cummins resigned as Chairman of the Board, Chief Executive Officer ("CEO") and President and as a member of the Board. In connection with Mr. Cummins’ resignation, the Company entered into a Resignation Agreement, dated November 17, 2006, with Mr. Cummins (the "Cummins Resignation Agreement"). The Cummins Resignation Agreement provides for the payment of approximately $1.7 million in cash within five days, the issuance of 75,000 unregistered shares of the Company’s common stock to Mr. Cummins, and the acceleration of vesting for outstanding options and restricted stock grants and the payment of certain benefits. The Cummins Resignation Agreement also provides for the payment to Mr. Cummins of an amount equal to the cash value of 75,000 shares of the Company’s common stock within one week of the filing of the Company’s next Annual Report on Form 10-K and for the payment of cash for certain tax payments that will be incurred by Mr. Cummins as provided in Paragraph 6(f) of his Employment Agreement. A copy of the Cummins Resignation Agreement is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Resignation of Ms. Pamela B. Westbrook as Vice President, Finance and Administration and Chief Financial Officer

On November 19, 2006, Ms. Pamela B. Westbrook resigned as Vice President, Finance and Administration and Chief Financial Officer ("CFO"). In connection with Ms. Westbrook’s resignation, the Company entered into a Resignation Agreement, dated November 19, 2006, with Ms. Westbrook (the "Westbrook Resignation Agreement"). The Westbrook Resignation Agreement provides for the payment of $300,000 in cash to Ms. Westbrook within five days, and the acceleration and vesting of any stock options and restricted stock that would have vested within the next 12 months if Ms. Westbrook had remained employed by the Company. On November 19, 2006, the Company and Ms. Westbrook also entered into a consulting agreement (the "Consulting Agreement"). Pursuant to the Consulting Agreement, Ms. Westbrook will advise the Company with respect to financial matters, including the preparation and filing of the Company’s Annual Report on Form 10-K for the period ending April 28, 2006, Quarterly Reports on Form 10-Q for the quarters ending July 28, 2006 and September 29, 2006. The Company will pay Ms. Westbrook $1,200 per day for such services. Copies of the Westbrook Resignation Agreement and the Consulting Agreement are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated by reference herein.

Election of Mr. Tony Coelho as Chairman of the Board

In connection with the resignation of Mr. Cummins, the Board determined that the positions of Chairman of the Board and CEO should not be held by the same individual. Mr. Tony Coelho was elected by the Board as Chairman of the Board on November 18, 2006. Mr. Coelho, age 64, has served as a director of the Company since March 1997.

Appointment of Mr. Reese S. Terry, Jr. as Interim Chief Executive Officer

In connection with the resignation of Mr. Cummins, Mr. Reese S. Terry, Jr. was appointed by the Board to act as CEO on an interim basis on November 18, 2006 while it conducts a search for a CEO. The Company has engaged an executive search firm to assist it in its search. Mr. Terry, age 64, has served as a director of the Company since December 1987, when he co-founded the Company. He served as Chairman of the Board and CEO of the Company from December 1987 until February 1990, when he became Chairman of the Board and Executive Vice President. He also served as CEO for a portion of 1995. Mr. Terry resigned from his position as Executive Vice President in February 2000 and from his positions as Chairman of the Board and Secretary in June 2001.

The Company has not entered into an employment agreement with Mr. Terry.

Appointment of Mr. John A. Riccardi as Interim Chief Financial Officer

In connection with the resignation of Ms. Westbrook, Mr. John A. Riccardi was appointed by the Board to act as CFO on an interim basis effective November 19, 2006 while the Board conducts a search for a CFO. The Company has engaged an executive search firm to assist it in its search. Mr. Riccardi, age 37, has served as the Director, Financial Planning & Analysis for the Company since November 2005. In such position Mr. Riccardi has led the financial planning, budgeting, forecasting, modeling, and analysis activities for the Company; he has also managed the annual forecasting and planning procedures for the Company’s budget process, and provided analytical measurement of the Company's financial performance.

From May 1997 to November 2005, Mr. Riccardi was employed in several positions of increasing responsibility by Johnson & Johnson, Inc., a major producer and seller of products in the health care industry. At Johnson & Johnson, he served as the Business Development Finance Manager for its subsidiary, Centocor, Inc., from August 2004 to November 2005. From June 2002 to August 2004, he served as an Account Development Manager at J&J Health Care Systems, a Johnson & Johnson subsidiary. From March 2000 to June 2002 he served as Supply Chain Finance Manager at J&J Health Care Systems, a subsidiary of Johnson & Johnson.

The Company does not have an employment agreement with Mr. Riccardi.

Appointment of Mr. George E. Parker III as Interim Chief Operating Officer

On November 18, 2006 Mr. George E. Parker III was appointed by the Board as Chief Operating Officer ("COO") on an interim basis while the Board conducts its search for a CEO. Mr. Parker, age 44, joined the Company in July 2003 as Vice President of Human Resources. Prior to joining the Company, Mr. Parker was Vice President, Human Resources at PerkinElmer, Inc., a leading provider of scientific instruments, consumables and services to the pharmaceutical, biomedical, environmental testing and general industrial markets, from August 1999 to November 2002. Mr. Parker has 20 years of human resource management and consulting experience and has worked in a number of industries including medical equipment and pharmaceuticals with experience in building and developing people and organizations to support rapidly growing products and markets in both the U.S. and Europe.

The Company has previously entered into an employment agreement with Mr. Parker. A copy of Mr. Parker’s employment agreement is filed as Exhibit 10.4 hereto and incorporated by reference herein.

New Board Committee Assignments

In connection with the recent appointment of Hugh M. Morrison to the Board and the resignation of Mr. Cummins on November 18, 2006, the Board also revised the membership of the Board’s committees. The Audit Committee members are now Guy C. Jackson, as Chairman, and Kevin S. Moore and Mr. Morrison; the Nominating and Governance Committee members are Alan J. Olsen, as Chairman, and Mr. Moore; the Compensation Committee members are Mr. Morrison, as Chairman, and Drs. Stanley H. Appel and Michael J. Strauss.

Item 7.01 Regulation FD Disclosure.

On November 20, 2006, the Company issued a press release announcing: (1) the resignation of Mr. Cummins as Chairman of the Board, CEO and President and as a member of the Board, (2) the resignation of Ms. Westbrook as Vice President, Finance and Administration and CFO, (3) the election of Mr. Coelho as Chairman of the Board, (4) the appointment Mr. Terry as interim CEO, (5) the appointment of Mr. Riccardi as interim CFO, (6) the appointment Mr. Parker as interim COO, and (6) information regarding the Audit Committee’s review of the Company’s stock option grants, practices and procedures and related matters.

The full text of the press release issued on November 20, 2006 is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

In a Current Report on Form 8-K filed with the SEC on July 27, 2006, the Company disclosed that an individual purporting to be a shareholder filed a derivative lawsuit in the United States District Court for the Southern District of Texas, Houston Division, purportedly on behalf of the Company, against members of the Company’s Board, as well as several officers of the Company, alleging purported improprieties in the Company’s issuance of stock options and the accounting related to such issuances. At present, the Company is aware of five such shareholder derivative lawsuits pending in Texas state court and one such lawsuit pending in the United States District Court for the Southern District of Texas.

On November 18, 2006, the Board formed a Special Litigation Committee to investigate, analyze, and evaluate the derivative claims raised in these lawsuits, to consider and determine whether to pursue, dismiss or attempt to resolve the derivative claims in the best interests of the Company and its shareholders, and to determine the actions, if any, the Company should take with respect to the derivative claims. The Board appointed as Chairman of that Committee Mr. Hugh Morrison, an independent Board member who, as previously disclosed, was appointed to the Board on November 9, 2006,

In addition, the Company is continuing to cooperate in the previously-announced governmental inquiries.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are filed herewith:

Exhibit No. Description

10.1 Resignation Agreement dated as of November 17, 2006 between Mr. Robert P. Cummins and the Company.

10.2 Resignation Agreement dated as of November 19, 2006 between Ms. Pamela Westbrook and the Company.

10.3 Consulting Agreement dated as of November 19, 2006 between Ms. Pamela Westbrook and the Company.

10.4 Employment Agreement dated as of July 14, 2003 between the Company and Mr. George E. Parker (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 24, 2003 (SEC File No. 00-19806)).

99.1 Press Release issued on November 20, 2006.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," and "forecast," or other similar words. Statements contained in this Current Report on Form 8-K are based upon information presently available to the Company and assumptions that the Company believes to be reasonable. The Company is not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning the Audit Committee's internal review and the expeditious filing of the Forms 10-K and 10-Q. The Company’s actual decisions, performance and results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of the Company’s product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer's disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the impact of any restatement of the Company's financial statements or other actions that might be taken or required as a result of such inquiries or review, including a default under credit facilities or debt instruments; the potential identification of new material weaknesses in the Company's internal controls over financial reporting; risks and costs associated with such inquiries or review and any litigation relating thereto or to the Company's stock option grants, procedures, and practices (including the previously disclosed private litigation); uncertainties associated with compliance with the requirements of the NASDAQ Panel to avoid possible delisting of the Company's stock from NASDAQ for failure to file timely periodic reports with the SEC; uncertainties associated with any appeal concerning any possible delisting by NASDAQ; uncertainties associated with shareholder litigation and other risks detailed from time to time in the Company's filings with the SEC. For a detailed discussion of these and other cautionary statements, please refer to the Company’s most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberonics, Inc.

November 20, 2006	By:	/s/ David S. Wise

Name: David S. Wise
Title: Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Resignation Agreement dated as of November 17, 2006 between Mr. Robert P. Cummins and the Company
10.2	Resignation Agreement dated as November 19, 2006 between Ms. Pamela B. Westbrook and the Company
10.3	Consulting Agreement dated as November 19, 2006 between Ms. Pamela B. Westbrook and the Company
99.1	Press Release issued on November 20, 2006